Exhibit 4.1

Z TRIM HOLDINGS, INC.

Subscription Documentation Package

To subscribe for Units in the private offering of

Z TRIM HOLDINGS, INC.

1.           Date and Fill in the number of Units being subscribed for and Complete and Sign the Signature Page included in the Subscription Agreement.

2.           Initial the Accredited Investor Certification page attached to this letter.

3.	Complete and Return the Investor Profile and, if applicable, Wire Transfer Authorization attached to this letter.

4.	Fax all forms to Brian Chaiken (847) 549-6028 and then send all signed original documents with a check to:

Brian Chaiken
Chief Financial Officer
Z Trim Holdings, Inc.
1011 Campus Drive
Mundelein, IL 60060

5.	Please make your subscription payment payable to the order of Z Trim Holdings, Inc.

For wiring funds, send directly to the following account:

Acct. Name:	Z Trim Account
ABA Number:                         071925046
A/C Number:                         1246774
FBO:

Investors will purchase the number of units (the “Units”) set forth on the signature page to the Subscription Agreement at a purchase price of $10,000 per Unit.  Each Unit consists of 2,000 shares of the Series I, 8%, convertible preferred stock, par value $0.01 per share.  The original issue price of the Preferred Stock is $5.00 per share. The Preferred Stock is convertible at the rate of $1.00 per share into shares of common stock, $.00005 par value (the “Common Stock”) of Z Trim Holdings, Inc., an Illinois corporation (the “Company” or “Z Trim”) and a five year warrant exercisable for 15,000 shares of the Common Stock at an exercise price of $1.50 per share.  The subscription for the Units will be made in accordance with and subject to the terms and conditions of the Subscription Agreement and the Memorandum (as defined in the Subscription Agreement).

All subscription funds will be immediately available to the Company.  If the Company rejects a subscription, either in whole or in part (which decision is in the sole discretion of the Company), the rejected subscription funds or the rejected portion thereof will be returned promptly to such subscriber without interest accrued thereon.  The maximum subscription per investor in the Offering is 50 Units ($500,000), unless otherwise specifically approved by the Company’s Board of Directors.

Questions regarding completion of the subscription documents should be directed to Brian Chaiken (847) 549-6002.  ALL SUBSCRIPTION DOCUMENTS MUST BE FILLED IN AND SIGNED EXACTLY AS SET FORTH WITHIN.

SUBSCRIPTION AGREEMENT

FOR Z TRIM HOLDINGS, INC.

Z Trim Holdings, Inc.
1011 Campus Drive
Mundelein, IL 60060

Ladies and Gentlemen:

1.           Subscription.

(a)            The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase a unit or units (each, a “Unit” and collectively, the “Units”) at a purchase price of $10,000 per Unit, from Z Trim Holdings, Inc., an Illinois corporation (the “Company”).  Each Unit consists of 2,000 shares of the Series I, 8%, convertible preferred stock, par value $0.01 per share (the “Preferred Stock”), convertible at the rate of $1.00 per share into shares of common stock, $.00005 par value (the “Common Stock”) of the Company and a five year warrant exercisable for 15,000 shares of the Common Stock at an exercise price of $1.50 per share (the “Warrants”).  This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement, and the Confidential Private Placement Memorandum of the Company dated as of May 1, 2010, as hereinafter amended or supplemented from time to time, including Supplement No. 1 thereto dated as of May 30, 2010, including all documents incorporated by reference therein and all attachments, schedules and exhibits thereto (the “Memorandum”), relating to the offering by the Company of a maximum of 500 Units ($5,000,000) (the “Maximum Amount”) (the “Offering”).

(b)            The terms of the Offering are more completely described in the Memorandum and such terms are incorporated herein in their entirety.  Certain capitalized terms used, but not otherwise defined herein, shall have the respective meanings provided in the Memorandum.

2.            Payment.  The Purchaser encloses herewith a check payable to, or will immediately make a wire transfer payment to, Z Trim Holdings, Inc., pursuant to the wire instructions provided by the Company, in the full amount of the purchase price of the Units being subscribed for (the “Subscription Amount”).  Together with the check for, or wire transfer of, the full Subscription Amount, the Purchaser is delivering a completed and executed Signature Page to this Subscription Agreement.

3.           Deposit of Funds.  All payments made as provided in Section 2 hereof shall be deposited by the Company as soon as practicable in its corporate bank account.  If the Company rejects a Purchaser’s subscription, either in whole or in part (which decision is in the sole discretion of the Company), the rejected Subscription Amount or the rejected portion thereof will be returned promptly to the Purchaser without interest accrued thereon or deduction therefrom.  The Minimum Subscription Amount for a Purchaser in the Offering is one Unit; provided, however, that the Company may, in its sole discretion, permit fractional Units to be purchased.

4.            Acceptance of Subscription.  The Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for the Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this or any other subscription.  The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement.  If Purchaser’s subscription is rejected in whole, or the Offering is terminated, all funds received from the Purchaser will be returned without interest, penalty, expense or deduction, and this Subscription Agreement shall thereafter be of no further force or effect.  If Purchaser’s subscription is rejected in part, the funds for the rejected portion of such subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect to the extent such subscription was accepted.

5.            Representations and Warranties of the Purchaser.  The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)           None of the Units, the Preferred Stock, the Warrants or any of the shares of Common Stock issuable upon conversion of the Preferred Stock, in payment of dividends on the Preferred Stock or the exercise of the Warrants or offered pursuant to the Memorandum are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Purchaser understands and has advised each of its equity owners that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(b)           The Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, “Advisors”), have received the Memorandum and all other documents requested by the Purchaser or its Advisors, if any, have carefully reviewed them and understand the information contained therein, prior to the execution of this Subscription Agreement;

(c)           Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved the Units, the Preferred Stock, the Warrants or any of the Common Stock issuable upon conversion of the Preferred Stock, or in payment of dividends thereon or exercise of the Warrants, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum.  The Memorandum has not been reviewed by any Federal, state or other regulatory authority;

(d)           All documents, records, and books pertaining to the investment in the Units (including, without limitation, the Memorandum) have been made available for inspection by the Purchaser and its Advisors, if any;

(e)          The Purchaser has carefully read the Memorandum including the section entitled “Risk Factors.”  The Purchaser and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Units and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered by the Company to the full satisfaction of the Purchaser and its Advisors, if any, and the Purchaser and its Advisors have had access, including through the EDGAR system, to true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “10-K”) and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the filing of the 10-K and prior to the date hereof including the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Securities and Exchange Commission on  May 21, 2010 (the “10 Q”),and have reviewed such filings;

(f)             In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in the Memorandum or as contained in documents so furnished to the Purchaser or its Advisors, if any, by the Company in writing;

(g)             Neither the Purchaser nor any of its equity owners is aware of, or is in anyway relying on and did not become aware of the offering of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio, or over the Internet, in connection with the offering and sale of the Units and is not subscribing for Units and did not become aware of the offering of the Units through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(h)            The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company as described in the Memorandum);

(i)            The Purchaser, either alone or together with its Advisor(s), if any, have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the offering of the Units to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto;

(j)            The Purchaser is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisors;

(k)            The Purchaser is acquiring the Units solely for such Purchaser’s own account for investment and not with a view to resale or distribution thereof, in whole or in part.  The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any of the Units, the Preferred Stock, Warrants or Common Stock issuable upon conversion of the Preferred Stock or in payment of the dividends accrued thereon, or upon exercise of the Warrants, and the Purchaser has no plans to enter into any such agreement or arrangement;

(1)            The purchase of the Units represents high risk capital and the Purchaser is able to afford an investment in a speculative venture having the risks and objectives of the Company.  The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the Units, the Preferred Stock, the Warrants, or the Common Stock issuable upon conversion of the Preferred Stock or in payment of the dividends accrued thereon, or upon exercise of the Warrants may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.  Legends shall be placed on the securities included in the Units to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock books. Stop transfer instructions will be placed with the transfer agent of the securities constituting the Units.  It is not anticipated that there will be any market for resale of the Units, the Preferred Stock or the Warrants and such securities will not be freely transferable at any time in the foreseeable future.  Unless made the subject of an effective registration Statement filed under the Securities Act, the Common Stock issuable upon conversion of the Preferred Stock, the payment of the dividends thereon or upon exercise of the Warrants will not be transferable until at least 6 months after conversion or payment in full upon exercise and then only upon compliance with the conditions of Rule 144 promulgated under the Securities Act.

(m)            The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Units, the Preferred Stock, the Warrants or any of the Common Stock issuable upon conversion of the Preferred Stock or the payment of the dividends thereon, or upon exercise of the Warrants for an indefinite period of time;

(n)            The Purchaser is aware that an investment in the Units involves a number of very significant risks and has carefully read and considered the matters set forth in the Memorandum and, in particular, the matters under the caption “Risk Factors” therein, and, in particular, acknowledges that such risks may materially adversely affect the Company’s results of operations and future prospects;

(o)            The Purchaser and each of its equity owners is an “accredited investor” as that term is defined in Regulation D under the Securities Act, and the Purchaser has truthfully and accurately completed the Accredited Investor Certification contained herein;

(p)            The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(q)             The Purchaser and its advisors, if any, have had the opportunity to obtain any additional information, to the extent the Company had such information in their possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business and prospects of the Company deemed relevant by the Purchaser or its Advisors, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided by the Company in writing to the full satisfaction of the Purchaser and its Advisors, if any;

(r) The Purchaser represents to the Company that any information which the undersigned has heretofore furnished or is furnishing herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of securities as described in the Memorandum.  The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the securities contained in the Units;

(s) The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities.  Each of the equity owners of the Purchaser is knowledgeable about investment considerations in public companies and, in particular, public companies traded on the OTCBB.  The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur.  The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive.  This investment is a suitable one for the Purchaser;

(t) The Purchaser is satisfied that it has received adequate information with respect to all matters which it or its Advisors, if any, consider material to its decision to make this investment;

(u) The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Memorandum were prepared by the Company in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon;

(v) No oral or written representations have been made, or oral or written information furnished, to the Purchaser or its Advisors, if any, in connection with the offering of the Units which are in any way inconsistent with the information contained in the Memorandum;

(w) Within five days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject;

(x) The Purchaser’s substantive relationship with the Company predates the Company’s contact with the Purchaser regarding an investment in the Units;

(y) THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

(z) The Purchaser acknowledges that none of the Units, the Preferred Stock, the Warrants or the Common Stock issuable upon the conversion of the Preferred Stock or in payment of the dividends accrued thereon, or upon exercise of the Warrants have been recommended by any Federal or state securities commission or regulatory authority.  In making an investment decision investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved.  Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Subscription Agreement.  Any representation to the contrary is a criminal offense.  The Units, the Preferred Stock, the Warrants, and the Common Stock issuable by the Company upon conversion of the Preferred Stock or in payment of the dividends accrued thereon, and upon the exercise of the Warrants, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom.  Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time; and

(aa) (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Purchaser or Plan fiduciary (a) is responsible for the decision to invest in the Company; (b) is independent of the Company and any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser or Plan fiduciary has not relied on any advice or recommendation of the Company or any of its affiliates.

(bb) The Purchaser represents that it has complied with applicable anti-terrorism/anti-money laundering measures, and the Purchaser is not in violation of the Executive Order 13224 (the “Order”) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act or other anti-terrorist/anti-money laundering measures.  Neither the Purchaser nor any of its equity owners is a Specially Designated National as defined in the Order.

6.          Representations and Warranties of the Company.  The Company hereby acknowledges, represents, warrants, and agrees as follows:

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Illinois.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which failure to do so would have a material adverse effect on the assets, business, properties, operations, financial condition or prospects of the Company and has all requisite power to own its respective properties and to carry on its respective businesses as now being conducted and as proposed to be conducted.  The Company has all requisite power to execute, deliver and perform its obligations under the offering documents entered into in connection with the Offering by the Company, which offering documents include, without limitation, this Subscription Agreement, the Registration Rights Agreement, the BCA 6.10 Illinois form of Statement of Resolution Establishing Series  and the Preferred Stock and Warrants issued in connection with the Offering (the “Transaction Documents”);

(b) The execution and delivery of the Transaction Documents and the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company and no other proceedings on the part of the Company are necessary.  The person(s) executing the Transaction Documents on behalf of the Company has all right, power and authority to execute and deliver such agreements in the name and on behalf of the Company.  The Transaction Documents have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the subscriber hereto, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and the availability of equitable remedies.

(c) Neither the execution and delivery by the Company of this Subscription Agreement or any of the other Transaction Documents to which it is a party, nor the offering, issuance or sale of the Units, the Preferred Stock, the 2008 Notes, nor the 2009 Notes and any documents executed in connection therewith, nor the fulfillment of or compliance with the terms and provisions hereof or thereof, will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any properties or assets of the Company pursuant to the organizational documents of the Company, or any material contract, agreement, mortgage, indenture, lease or instrument to which it is a party or by which it is bound or to which its assets are subject, or any requirement of law to which it or its assets are subject, which conflict, breach, violate, default or could reasonably be expected to have a material adverse effect;

(d) The Company has filed in a timely manner (including pursuant to an extension thereof on Form 12b-25) all required reports, proxy statements and other filings required to be filed with or furnished to the Commission during the twelve (12) months prior to the date of this Agreement (the “Exchange Act Filings”).  On their respective dates of filing, the Exchange Act Filings complied as to form in all material respects with the requirements of the Exchange Act applicable to such Exchange Act Filings and the Exchange Act Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and all financial statements contained in the Exchange Act Filings fairly present in all material respects the financial position of the Company on the dates of such statements and the results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods involved and prior periods, except as otherwise indicated in the Exchange Act Filings including the notes to such financial statements;

(e) Trading in the Company’s Common Stock has not have been suspended by the Commission or any trading market and at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) has not have been suspended or limited, and minimum prices have not have been established on securities whose trades are reported by Bloomberg.  Except as set forth in the Exchange Act Filings, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements;

(f) Since December 31, 2009 and through the date of this Agreement except as otherwise reflected in the Exchange Act Filings or the Memorandum, (a) the business of the Company and its Subsidiaries has been carried on and conducted in all material respects, in the ordinary course of business consistent with past practice and (b) there has not been any material adverse effect or any fact, circumstance, event, change, occurrence or effect that, individually or in the aggregate, would be reasonably expected to have a material adverse effect, and (c) there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution in cash, stock, property or otherwise in respect of the Company’s or any of its Subsidiaries’ capital stock, except for any dividend or distribution by a Subsidiary to the Company; (ii) any redemption, repurchase or other acquisition of any shares of capital stock of the Company or any of its Subsidiaries; (iii) any material change by the Company in its accounting principles; or (iv) any material tax election made by the Company or any of its Subsidiaries or any settlement or compromise of any material tax liability by the Company or any of its Subsidiaries;

(g) The Company has also previously furnished the Purchaser the10-Q and the10-K, each as filed with the Securities and Exchange Commission.  The capitalization table as reflected in the 10-K is true and complete. The audited financial statements therein contained present fairly, in all material respects, the financial position of the Company as of December 31, 2009;

(h) All consents, approvals or authorizations of or declarations, registrations or filings with any agency, authority, instrumentality, regulatory body, court, administrative tribunal or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any central bank or similar monetary or regulatory authority), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing (“Governmental Authority”) or any other Person, including the holders of the 2008 Notes and the 2009 Notes, including any creditor or stockholder of the Company, required in connection with the execution or delivery by the Company of the Transaction Documents and the Preferred Stock to which the Company is a party, or the performance by the Company of its obligations hereunder and thereunder, or as a condition to the legality, validity or enforceability of Transaction Documents and the Preferred Stock have been obtained or effected on or prior to the date hereof;

(i) There are no actions, suits, or proceedings pending, or, to the Company’s knowledge, threatened against or affecting the Company, or any of its  properties or rights which, if adversely determined, individually or in the aggregate would have a material adverse effect.  There are no actions, suits or proceedings pending, or, to the Company’s knowledge, threatened in writing against the Company which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated herein or to recover any damages or obtain any relief as a result of any of the transactions contemplated herein in any court or before any arbitrator of any kind or before or by any governmental authority;

(j) All material agreements to which the Company or any of its Subsidiary are a party or to which the property or assets of the Company or any of its Subsidiaries are subject are included as part of or specifically identified in the Exchange Act Filings;

(k) Except as may have been waived, the Company is not in default under or with respect to any provision of any of its securities, organizational documents, or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which it is a party or by which it or any of its property is bound which, individually or together with all such defaults, could reasonably be expected to have a material adverse effect.

(l) The Company possesses all material franchises, certificates, licenses, permits, registrations, and other authorizations from Governmental Authorities, that are necessary for the ownership, maintenance and operation of their respective properties and assets, and for the conduct of its businesses as now conducted, and the Company is not in violation of any thereof in any material respect;

(m) The Company is not now and has not been, at any time, during the past 10 years, a shell company, as defined by Rule 405 of the Securities Act of 1933;

(n) Neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of the Company in connection herewith, including but not limited to the Memorandum, contained, as of its respective date, or now contains, any untrue statement of a material fact or as of any such date omitted, or now omits, to state a material fact necessary in order to make the statements contained herein and therein not misleading.

7.          Covenants.

To the extent it may be required, the Company shall file with the Commission a Current Report on Form 8-K (“Form 8-K”) disclosing the sale of unregistered securities to the Purchaser, the entry into this Subscription Agreement and a press release announcing the sale of the Units to the Purchaser within the required time period.

8.          Indemnification.  Each of the parties hereto agrees to indemnify and hold harmless the other party their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by such party of any covenant or agreement made by such party herein or in any other document delivered in connection with the Transaction Documents.

9.           Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.  If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

10.           Modification.  This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

11.           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12).  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

12.          Assignability.  This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Units, the Preferred Stock, the Warrants, the Registration Rights and the shares of Common Stock issuable by the Company upon the conversion of or payment of dividends on the Preferred Stock, or upon exercise of the Warrants shall be made only in accordance with all applicable laws.

13.          Applicable Law.  This Subscription Agreement shall be governed by and construed under the laws of the State of Illinois as applied to agreements among Illinois residents entered into and to be performed entirely within Illinois.  Each of the parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the 19th Judicial Circuit Court of Lake County, Illinois, or in the United States District Court for the Northern District of Illinois, (2) waive any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consent to the jurisdiction of the 19th Judicial Circuit Court of Lake County, Illinois, and the United States District Court for the Northern District of Illinois in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the 19th Judicial Circuit Court of Lake County, Illinois, or in the United States District Court for the Northern District of Illinois and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

14.          Blue Sky Qualification.  The purchase of Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable Federal and state securities laws.  The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

15.          Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

16.          Confidentiality.  The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence (the “Information”).  The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.  The Purchaser represents that each of its equity owners have signed similar confidentiality agreements covering the Information.

17.          Miscellaneous.

(a)            This Subscription Agreement, together with the Warrants, the BCA 6.10 Illinois form of Statement of Resolution Establishing Series, the Preferred Stock, and the Registration Rights Agreement constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.  The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)           Each of the Purchaser’s and the Company’s representations and warranties made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Preferred Stock, the Warrants, the Registration Rights Agreement, and the Common Stock issuable upon conversion of the Preferred Stock or in payment of the dividends accrued thereon, or issuable upon the exercise of the Warrants.

(c)           Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)           This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e)           Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)           Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

- REMAINDER OF THIS PAGE IS BLANK -

ANTI-MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand theses efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets.  According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.

As part of our required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

Z TRIM HOLDINGS, INC.
SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT,

Purchaser hereby elects to purchase a total of ______ Units at a price of $________ per Unit (NOTE: to be completed by the Purchaser).

Date (NOTE: To be completed by the Purchaser): __________________, 2010

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

____________________________                                                                ______________________________
Print Name(s)                                                                              Social Security Number(s)

___________________________                                                          ______________________________
Signature(s) of Purchaser(s)                                                                        Signature

____________________________                                                                ______________________________
Date                                                      Address

                      If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name
By:           ______________________________
Name
              ______________________________
              Federal Taxpayer Identification Number

By:_________________________                                                                ______________________________
Name:                                                                State of Organization
Title:

___________________________                                                          ______________________________
Date                                                                         Address

Z TRIM HOLDINGS, INC.

By:           __________________________
Authorized Officer

Z TRIM HOLDINGS, INC.
ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only
(all Individual Investors must INITIAL where appropriate):

Initial _______
I certify that I have a net worth (including home, furnishings and automobiles) in excess of $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse.

Initial _______
I certify that I have had an annual gross income for the past two calendar years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I certify that I am a director or executive officer of Z Trim Holdings, Inc. (the “Company”).

For Non-Individual Investors
(all Non-Individual Investors must INITIAL where appropriate):

Initial _______	The undersigned certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet one of the criteria for Individual Investors, above.
Initial _______
The undersigned certifies that it is a partnership, corporation, limited liability company or business trust that has total assets in excess $5 million and was not formed for the purpose of investing in the Company.

Initial _______
The undersigned certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial _______	The undersigned certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of the Subscription Agreement.
Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors, above.
Initial _______	The undersigned certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.
Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.
Initial _______
The undersigned certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______
The undersigned certifies that it is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial _______
The undersigned certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The undersigned certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, as amended, or a registered investment company.

Z TRIM HOLDINGS, INC.

Investor Profile

(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s): _____________________________________________________________________________________

Individual executing Profile or Trustee: ____________________________________________________________________________

Social Security Numbers / Federal I.D. Number: __________________________________________________________________

Date of Birth:                                _________________                                              Marital Status:                              _________________

Joint Party Date of Birth:            _________________              Investment Experience (Years):     _______

Annual Income:                            _________________                                              Liquid Net Worth:                                        _____________

Net Worth: ________________
Home Street Address: _____________________________________________________________________________________

Home City, State & Zip Code: _____________________________________________________________________________________

Home Phone: ________________________ Home Fax: ________________________

Home Email: _______________________________

Employer: _____________________________________________________________________________________

Employer Street Address: _____________________________________________________________________________________

Employer City, State & Zip Code: _____________________________________________________________________________________

Bus. Phone: __________________________ Bus. Fax: __________________________

Bus. Email: ________________________________

Type of Business: _____________________________________________________________________________________